SECURITIES MERGER AGREEMENT

THIS SECURITIES MERGER AGREEMENT ("Agreement") is entered into as of January 30, 2004 by and among Viper Networks, Inc., a Utah corporation ("Viper" or the "Company"), those certain representatives of the Company listed on Exhibit A attached hereto (the "Viper Representatives"), Adoria Communications, LLC, a Delaware limited liability company ("Adoria"), and the sole common stockholder of Adoria, James Balestraci ("Balestraci") listed on Exhibit B attached hereto.

R E C I T A L S

A.     The Company has authorized capital stock consisting of 100,000,000 shares of common stock ("Common Stock"), no par value, of which 92,000,000 shares are issued and outstanding; 100,000 shares of Class A preferred stock ("Class A Preferred Stock"), with a par value of $1.00 per share, of which no shares are issued and outstanding; and 10,000,000 shares of Class B preferred stock ("Class B Preferred Stock"), with a par value of $1.00 per share, of which no shares are issued and outstanding.

B. Adoria has authorized capital stock consisting of ______ shares of common stock, ___ par value, of which __________ shares are issued and outstanding ("Adoria Shares") and held by the Balestraci.

C.     Balestraci wishes to exchange his 100% non-dilutive ownership of his Adoria Shares on the Closing Date (as defined below), for $1,500,000, as follows: $166,666 cash at 30 days from the Closing Date, $166,667 cash at 60 days from the Closing Date, and $166,667 cash at 90 days from the Closing Date; and $1,000,000 in Viper's common stock by issuance of two separate common stock certificates, as follows: (1) 2,000,000 shares of the Company's common stock and (2) 500,000 shares of the Company's common stock (the "Company Common Shares"), both of which will exchanged with Balestraci. The 500,000 Company Common Shares with be subject to certain performance benchmarks, as outlined paragraph 1.2 (b) i.

A G R E E M E N T
It is agreed as follows:
	1.	Securities Purchase And Reorganization
1.1

Agreement to Merge and Exchange Securities. Subject to the terms and upon the conditions set forth herein, Balestraci agrees to assign, transfer and deliver to the Company, and the Company agrees to receive from Balestraci, at the Closing (as defined below), the Adoria Shares owned by Balestraci as set forth on Exhibit A attached hereto, in exchange for the transfer, at the Closing, by the Company to Balestraci.

		1.2	Instruments of Transfer.
(a)

Adoria Shares. Balestraci shall deliver to the Company original certificates evidencing the Adoria Shares along with executed stock powers, in form and substance satisfactory to the Company, for purposes of assigning and transferring all of his right, title and interest in and to the Adoria Shares. From time to time after the Closing Date, and without further consideration, Balestraci will execute and deliver such other instruments of transfer and take such other actions as the Company may reasonably request in order to facilitate the transfer to the Company of the securities intended to be transferred hereunder.

(b)

The Company Common Shares. The Company shall deliver to Balestraci on the Closing Date two original certificates evidencing the issuance of 2,000,000 and 500,000 of the Company Common Shares or in the alternative an authorized Treasury Order to the Company's Transfer Agent for the same, in form and substance satisfactory to Balestraci, in order to effectively vest Balestraci all right, title and interest in and to the Company Common Shares. The issuance of the 500,000 Company Common Shares will be subject to certain performance benchmarks, as identified in paragraph 1.2 (b) i of this Agreement below. From time to time after the Closing Date, and without further consideration, the Company will execute and deliver such other instruments and take such other actions as Balestraci may reasonably request in order to facilitate the issuance of the Company Common Shares.

(i)

Performance Benchmarks. The 500,000 Company Common Shares will be issued, but not released pursuant and subject to certain performance benchmarks to be performed by Balestraci, with terms and conditions, as follows:

a.

Should Adoria meet or beat its financial results from fiscal 2003 in fiscal 2004, Balestraci will be entitled to receive the above-referenced 500,000 Company Common Shares and Balestraci will be deemed to have vested all right, title and interest to 500,000 Company Common Shares. Should Adoria not meet or beat its financial results from fiscal 2003 in fiscal 2004, Balestraci will not be entitled to receive the above-referenced 500,000 Company Common Shares and the 500,000 Company Common Shares will be cancelled and returned to treasury.

1.3

Closing. The closing ("Closing") of the exchange of the Adoria Shares and the Company Common Shares shall take place at the offices of the Company at 12:00 p.m., local time, on January 30, 2004, or at such other time and place as may be agreed to by all of the parties hereto ("Closing Date").

		1.4	Tax Free Reorganization. The parties intend that the transaction under this Agreement qualify as a tax free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.
1.5

Merger Date. The merger shall be finalized on January 30, 2004 or earlier upon all of the covenants being fulfilled, at which time, Balestraci shall file required forms with the Delaware Corporate & Securities (C&S) division evidencing the merger.

	2.	Deliveries At Closing.
		2.1	Company's Deliveries at Closing. At or prior to the Closing, the Company shall deliver or cause to be delivered to Balestraci all of the following:
(a)

Certificates or Treasury Order in form acceptable to Balestraci representing the Company Common Shares, registered in the names of the Balestraci; and a check payable to Balestraci in the amount of $166,666 drawn upon Viper's general account signed by its president or other duly authorized officer on post dated 30 days from the date of this execution hereof.

			(b)	An Officer's Certificate signed by the Company's president in the form attached hereto as Exhibit C;
(c)

Certified resolutions of the Board of Directors of the Company in the form attached hereto as Exhibit D (i) authorizing the consummation of the transactions contemplated by this Agreement; and (ii) electing the persons designated as officers and directors of the Company and Adoria effective as of the Closing Date.

			(d)	A certificate of good standing of the Company from the State of Utah as of the most recent practicable date.
		2.2	Balestraci's Deliveries at Closing. At or prior to the Closing, the Merging Stockholders shall deliver or cause to be delivered to the Company all of the following:
			(a)	Original certificates representing the Adoria Shares, along with duly executed stock powers, in form and substance satisfactory to the Company.
			(b)	Such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.
		2.3	Adoria's Deliveries at Closing. At or prior to the Closing, Adoria shall deliver or cause to be delivered to the Company all of the following:
			(a)	An Officer's Certificate signed by Adoria's president in the form attached hereto as Exhibit E.
			(b)	Certified resolutions of the Board of Directors of Adoria in the form attached hereto as Exhibit F authorizing the consummation of the transactions contemplated by this Agreement.
			(c)	A certificate of good standing of Adoria from the State of Delaware as of the most recent practicable date.
			(d)	Such other documents and instruments as shall be reasonably necessary to effect the transactions contemplated hereby.
	3.	Representations and Warranties of Balestraci. Balestraci severally represents, warrants and covenants to and with the Company with respect to himself, as follows:
3.1

Power and Authority. Balestraci has all requisite individual power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith (collectively, the "Documents"). All individual action on the part of Balestraci necessary for the authorization, execution, delivery and performance of the Documents by Balestraci has been taken and no further authorization on the part of Balestraci is required to consummate the transactions provided for in the Documents. When executed and delivered by Balestraci, the Documents shall constitute the valid and legally binding obligation of Balestraci enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

3.2

Ownership of and Title to Securities. Balestraci represents that he is the sole owner of the Adoria Shares held by him and that there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the issuance or purchase of any of the Adoria Shares or other securities of Adoria held by Balestraci. Balestraci represents that he will transfer to the Company good and marketable title to the Adoria Shares which he owns, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances.

3.3

Investment and Related Representations. Balestraci is aware that neither the Company Common Shares nor the offer or sale thereof to Balestraci has been registered under the Securities Act of 1933, as amended ("Act"), or under any state securities law. Balestraci understands that the Company Common Shares will be characterized as "restricted" securities under federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Balestraci agrees that he will not sell all or any portion of the Company Shares except pursuant to registration under the Act or pursuant to an available exemption from registration under the Act. The Selling Stockholder understands and acknowledges that all certificates representing the Company Shares shall bear the following legend or a legend of similar import and that the Company shall refuse to transfer the Company Shares except in accordance with such restrictions:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER CERTAIN STATE SECURITIES LAWS. NO SALE OR TRANSFER OF THESE SHARES MAY BE MADE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) AN OPINION OF COUNSEL THAT REGISTRATION UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER."

	4.	Representations And Warranties Of Adoria. Adoria represents, warrants and covenants to and with the Company as follows:
4.1

Organization and Good Standing. Adoria is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform its obligations under this Agreement.

4.2

Capitalization. The authorized capital stock of Adoria consists of __________ shares of common stock, ___ par value, of which _____ shares are issued and outstanding. All outstanding shares of Adoria's common stock were issued in compliance with applicable state of Delaware laws, have been duly authorized and validly issued, and are fully paid, nonassessable, and free of any preemptive rights. There are no warrants, options, subscriptions, calls, other similar rights to purchase any of Adoria's capital stock, and there are no voting, pooling or voting trust agreements, arrangements or contracts by and among Adoria, its shareholders, or any of them.

4.3

Validity of Transactions. This Agreement, and each document executed and delivered by Adoria in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized by the directors of Adoria, have been duly executed and delivered by Adoria and is each the valid and legally binding obligation of Adoria, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity.

4.4

No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Certificate of Incorporation or Bylaws of Adoria, as amended, (ii) any agreement, contract, lease, license or instrument to which Adoria is a party or by which Adoria or any of its properties or assets are bound, or (iii) any judgment, decree, order, or writ by which Adoria is bound or to which it or any of its properties or assets are subject.

4.5

Approvals and Consents. There are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for Adoria's consummation of the transactions contemplated hereby.

4.6

Accuracy of Information. None of the representations or warranties or information provided and to be provided by the Adoria in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Adoria pursuant hereto were or will be complete and accurate records of such documents.

5.

Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to and with Adoria and Balestraci the items listed on the "Company Disclosure Schedule". As used herein, the term "Company Disclosure Schedule" shall refer to the Company Disclosure Schedule attached hereto.

5.1

Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has full corporate power and authority to enter into and perform its obligations under this Agreement.

5.2

Capitalization. The Company has authorized capital stock consisting of 100,000,000 shares of common stock ("Common Stock"), no par value, of which 92,000,000 shares are issued and outstanding; 100,000 shares of Class A preferred stock ("Class A Preferred Stock"), with a par value of $1.00 per share, of which no shares are issued and outstanding; and 10,000,000 shares of Class B preferred stock ("Class B Preferred Stock"), with a par value of $1.00 per share, of which no shares are issued and outstanding.

5.3

Validity of Transactions. Except as set forth on the Company Disclosure Schedule: (i) this Agreement, and each document executed and delivered by the Company in connection with the transactions contemplated by this Agreement, and the performance of the transactions contemplated therein have been duly authorized by the directors of the Company, have been duly executed and delivered by the Company and is each the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency reorganization and moratorium laws and other laws affecting enforcement of creditor's rights generally and by general principles of equity; (ii) the Company Shares issuable hereunder, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable; and (iii) the Company Common Shares will be free of any liens or encumbrances, except for any restrictions imposed by federal or state securities laws.

5.4

No Conflict. Except as set forth on the Company Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Articles of Incorporation or Bylaws of the Company, as amended, (ii) any agreement, contract, lease, license or instrument to which the Company is a party or by which the Company or any of its properties or assets are bound, or (iii) any judgment, decree, order, or writ by which the Company is bound or to which it or any of its properties or assets are subject.

5.5

Approvals and Consents. Except as set forth on the Company Disclosure Schedule, there are no permits, consents, mandates or approvals of public authorities, either federal, state or local, or of any third party necessary for the Company's consummation of the transactions contemplated hereby.

5.6

Litigation. Except as set forth in the Company Disclosure Schedule, there are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Company, threatened against or affecting the Company, the officers or directors of the Company or any of their respective affiliates or which questions or threatens the validity of this Agreement or any action to be taken in connection therewith, and neither the Company nor any of its assets is subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department. The Company has not commenced and does not currently intend to commence any legal proceedings against any other person or entity.

5.7

Taxes. All federal income tax returns and state and local income tax returns for the Company have been filed as required by law. All taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by the Company to be adequate for the payment of any additional taxes that may come due, have not been established. All other taxes imposed by any government authority on the Company have been paid and any reports or returns due in connection therewith have been filed. No outstanding claim for assessment or collection of taxes has been asserted against the Company and there are no pending, or to the knowledge of the Company, threatened tax audits, examinations or claims.

5.8

No Defaults. No material default (or event which, with the passage of time or the giving of notice, or both, would become a material default) exists or is alleged to exist with respect to the performance of any obligation either of the Company under the terms of any indenture, license, mortgage, deed of trust, lease, note, guaranty, joint venture agreement, operating agreement, partnership agreement, or other contract or instrument to which the Company is a party or any of its assets are subject, or by which it is otherwise bound, and, to the best knowledge of the Company, no such default or event exists or is alleged to exist with respect to the performance of any obligation of any party thereto.

5.9

Corporate Documents. The Company has furnished to Adoria and the Merging Stockholders true and complete copies of the Articles of Incorporation and Bylaws of the Company certified by its secretary and copies of the resolutions adopted by the Company's Board of Directors authorizing and approving this Agreement and the transactions contemplated hereby. The Company has made available to Adoria and Balestraci and their representatives all corporate minute books of the Company, and such minute books contain complete and accurate records of the proceedings of the Company's shareholders and directors.

5.10

Contracts and Other Commitments. Except as set forth on the Company Disclosure Schedule, the Company does not have and is not bound by any contract, agreement, lease, commitment or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent.

5.11

Compliance with Laws. The Company has complied in all material respects with all laws, regulations and orders affecting its business and operations and is not in default under or in violation of any provision of any federal, state or local rule, regulation or law, including without limitation, any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

5.12

Assets or Liabilities. Except as set forth on the Company Disclosure Schedule or the Company's financial statements dated December 31, 2003, the Company represents and warrants that it does not have any assets, liabilities or operations.

5.13

Absence of Certain Changes. Except as set forth on the Company Disclosure Schedule, since the date of the Company's financial statements dated December 31, 2003, there has not been any Material Adverse Change or any change of the kind described in Section 7.4 of this Agreement. For the purposes hereof, "Material Adverse Change" means any event, circumstance, condition, development or occurrence causing, resulting in, having or that could reasonably be expected to have, a material adverse effect on the business, assets or financial condition of the Company.

5.14

Brokers and Finders. The Company has not dealt with any broker or finder in connection with the transactions contemplated hereby. The Company has not incurred, nor shall it incur, directly or indirectly, any liability for any brokerage or finders' fees, agent commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

5.15

Intercompany and Affiliate Transactions; Insider Interests. Except as set forth on the Company Disclosure Schedule, there are, and during the last two years there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between the Company and any director, officer, employee, stockholder, or affiliate of the Company, including, without limitation, loans, guarantees or pledges to, by or for the Company or from, to, by or for any of such persons, that are currently in effect.

5.16

Accuracy of Information. None of the representations or warranties or information provided and to be provided by the Company to Adoria or the Merging Stockholders in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Adoria pursuant hereto were or will be complete and accurate records of such documents.

	6.	Viper Representatives' Lock-up.
		6.1	Lock-Up of Shares. No lock up agreements.
	7.	Additional Understandings and Agreements of the Parties
7.1

Access to Adoria. Adoria shall afford to the Company and shall cause its independent accountants to afford to the Company, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all of Adoria's properties, books, contracts, commitments and records and to the audit work papers and other records of Adoria's independent accountants. During such period, Adoria shall use reasonable efforts to furnish promptly to the Company all information concerning the business, properties and personnel of Adoria as the Company may reasonably request, provided that Adoria shall not be required to disclose any information which it is legally required to keep confidential. The Company will not use such information for purposes other than this Agreement and the transaction contemplated hereby and will otherwise hold such information in confidence (and the Company will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason the Company shall promptly return, or cause to be returned, to Adoria all documents obtained from Adoria, and any copies made of such documents, extracts and copies thereof.

7.2

Access to Company. The Company shall afford to Adoria and Balestraci and shall cause its independent accountants to afford to Adoria and Balestraci, and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all of the Company's properties, books, contracts, commitments and records and to the audit work papers and other records of the Company's independent accountants. During such period, the Company shall use reasonable efforts to furnish promptly to Adoria or the Balestraci such information concerning the Company as Adoria or Balestraci may reasonably request, provided that the Company shall not be required to disclose any information which it is legally required to keep confidential. Adoria and Balestraci will not use such information for purposes other than this Agreement and the transaction contemplated hereby and will otherwise hold such information in confidence (and Adoria and Balestraci will cause their respective consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason Adoria and the Balestraci shall promptly return, or cause to be returned, to the Company all documents obtained from the Company, and any copies made of such documents, extracts and copies thereof.

		7.3	Name Change. To be determined.
7.4

Operation of the Company Prior to Closing. During the period from the date of this Agreement until the Closing, the Company shall not, except as contemplated, permitted or required by this Agreement, (i) conduct any business or engage in any activities other than activities related to the closing of the transactions contemplated by this Agreement; (ii) declare or pay any dividends on or make any other distributions in respect of any of its capital stock; (iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu or, or in substitution for shares of capital stock of the Company except as called for under this Agreement; (iii) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock; (iv) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares or its capital stock or any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, except for the issuance and sale of the Company Shares in accordance with the provisions of this Agreement; (v) become a party to or become bound by or agree to become a party to or become bound by any contract, instrument, lease, license, agreement, commitment or undertaking; or (vi) incur or agree to incur any amount of long or short-term debt for money borrowed, or indemnify or agree to indemnify others, or incur or agree to incur any debts, obligations or liabilities whatsoever.

7.5

Operation of Acquired Company after close. After the acquisition of Adoria as a subsidiary of Viper, Balestraci shall become President and Chief Financial Officer of said subsidiary; and, shall have full and final control over the payment of this obligation of the subsidiary including advancements made by Balestraci to the acquired company.

	8.	Conditions Precedent
8.1

Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing of the following conditions unless waived by such party:

(a)

Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

(b)

Third-Party Approvals. Any and all consents or approvals required from third parties relating to contracts, licenses, leases and other instruments, material to the respective businesses of the Company and Adoria, shall have been obtained.

(c)

Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of Adoria or the Company, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

8.2

Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by the Company:

(a)

Representations and Warranties of Balestraci. The representations and warranties of Balestraci set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)

Representations and Warranties of Adoria. The representations and warranties of Adoria set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, and the Company shall have received a certificate to such effect signed by the president of Adoria.

(c)

Performance of Obligations of Adoria. Adoria shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the president of Adoria.

(d)

Additional Closing Documents. The Company shall have received (i) each of the documents or instruments listed in Section 2.2 hereof from the Balestraci; (ii) each of the documents or instruments listed in Section 2.3 hereof from Adoria; and (iii) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or as otherwise reasonably requested by the Company.

8.3

Conditions to Obligations of Adoria and Balestraci. The obligations of Adoria and the Balestraci to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by Adoria and Balestraci:

(a)

Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Adoria and Balestraci shall have received a certificate to such effect signed by the President of the Company.

(b)

Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Adoria shall have received a certificate to such effect signed by the president of the Company.

(c)

Additional Closing Documents. Adoria and Balestraci shall have received (i) the documents and instruments referenced in Section 2.1 hereof; and (ii) such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by Adoria.

	9.	Miscellaneous.
9.1

Cumulative Remedies. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

9.2

Successors and Assigns. Except as otherwise expressly provided herein, this Agreement and any of the rights, interests or obligations hereunder may not be assigned by any of the parties hereto. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not.

9.3

Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

9.4

Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

9.5

Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

9.6

Survival of Representations. All representations, warranties and agreements contained herein or made in writing by the Company, Adoria and Balestraci in connection with the transactions contemplated hereby except any representation, warranty or agreement as to which compliance may have been appropriately waived, shall survive the execution and delivery of this Agreement.

9.7

Expenses and Attorney Fees. The Company, Adoria and Balestraci shall each pay all of their respective legal and due diligence expenses in connection with the transactions contemplated by this Agreement, including, without limiting the generality of the foregoing, legal and accounting fees.

Should any controversy arises regarding the terms and conditions of this agreement such controversy shall be submitted to arbitration, which shall be binding upon the parties and a Circuit Court of competent jurisdiction located in the State of California and whose empanelment shall be constituted of one (1) arbitrator of Viper's/Adoria choosing; one (1) of Balestraci's choosing and one(1) agreed to by chosen panel. The majority vote of the ensuing panel regarding its ultimate determination of the dispute resolution and damages, if any, shall be final, binding and submitted to sad Court for its Final Order. This proceeding shall be and follow in accordance with and under the preview of the American Arbitration Association located in Southfield Michigan.

9.8

Waiver of Conditions. At any time or times during the term hereof, the Company may waive fulfillment of any one or more of the conditions to its obligations in whole or in part, and Adoria or Balestraci may waive fulfillment of any one or more of the foregoing conditions to their obligation, in whole or in part, by delivering to the other party a written waiver or waivers of fulfillment thereof to the extent specified in such written waiver or waivers. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

		9.9	Law Governing. This Agreement shall be construed and interpreted in accordance with and governed and enforced in all respects by the laws of the State of California.
9.10

Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

9.11

Delivery by Fax. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by facsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver such executed hard copy shall not affect the validity, enforceability or binding nature effect of this Agreement or such exhibit.

9.12

Gender Neutral Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the referenced person, persons, entity or entities may require.

9.13

Indemnification and Hold Harmless. Viper, Adoria and the subsidiary's current board of directors of each jointly, severable and individually agree to indemnify and hold harmless Balestraci, his heirs, successors and assigns, from any and all liability arising our of this merger of Adoria into Viper and arising our of any and all Security Exchange Commission violations or any other violation of any other board of common securities exchange or of any state corporations and securities laws, including those laws of the state of Utah that may have arisen due to this consummation of this transaction. Should litigation arise, 9.7 of this agreement shall control.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.

"COMPANY" Viper Networks, Inc a Utah corporation					"VIPER REPRESENTATIVES" Signatures Appear on Exhibit A
By: Ronald G. Weaver, President/CEO

"ADORIA" Adoria Communications, LLC. a Delaware limited liability company					"MERGING STOCKHOLDERS" Signatures Appear on Exhibit B
By: James Balestraci, President

COMPANY DISCLOSURE SCHEDULE

The following schedule is intended to provide Adoria and Balestraci with additional disclosure regarding the company and must be read in conjunction Section 5 of the SECURITIES MERGER AGREEMENT.
	1.	Section 5.12. The last unaudited financial statements of Company or as of December 31, 2003. Copies have been provided Adoria.

EXHIBIT A
Viper Representatives

Name and Address of Viper Representative				Signature	Number of Securities
John Castiglione				_______________________	8,000,000 shares of common
Jason Sunstein				_______________________	8,000,000 shares of common
Stephen Young				_______________________	8,000,000 shares of common
Ronald Weaver				_______________________	8,000,000 shares of common
Farid Shouekani				_______________________	3,300,000 shares of common
Jason Sunstein, Secretary Viper Networks, Inc. Employee Compensation Fund				_______________________	9,500,000 shares of common

EXHIBIT B
LIST OF MERGING STOCKHOLDERS

Name and Address of Selling Stockholder		Signature		Number of MID-ATLANTIC Shares	Number of Common Company Shares

James Balestraci		_______________		_________	2,000,000 500,000*
_______________

*Subject to certain performance benchmarks, as identified in Paragraph 1.2 (b) i herein.

EXHIBIT C

FORM OF COMPANY OFFICERS CERTIFICATE

          The undersigned hereby certifies to Adoria and the Merging Stockholders (as those terms are defined in that certain SECURITIES MERGER AGREEMENT dated as of October 10, 2003 by and among Adoria, Balestraci, Viper Networks, Inc. and the Viper Representatives (the "Agreement")) that:

	1.	I am the duly elected and acting President of Viper Networks, Inc., a Utah corporation ("Company").
	2.	This Officer's Certificate is being delivered to Adoria and Balestraci pursuant to Sections 2.1(b) and 8.3(a) of the Agreement.
3.

All of the representations and warranties of the Company made in the Agreement are true and correct in all material respects on and as of the date hereof as though such representations and warranties had been made or given on and as of the date hereof.

4.

The Company has performed and complied in all material respects with all of the covenants and agreements made in the Agreement to be performed by or complied with by the Company on or prior to the date hereof.

Executed effective as of January 30, 2004.

__________________________________________ Ronald G. Weaver, President/CEO

EXHIBIT D

FORM OF COMPANY RESOLUTIONS

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF VIPER NETWORKS, INC. A Utah Corporation

          The undersigned, being all of the directors of Viper Networks, Inc., Inc., a Utah corporation (the "Corporation"), hereby adopt the following recitals and resolutions by their unanimous written consent thereto, effective as of January 30, 2004, hereby waiving all notice of and the holding of any meeting of the board of directors to act upon such resolutions.

SECURITIES MERGER AGREEMENT

          WHEREAS, there has been presented to the board of directors of this Corporation a proposed SECURITIES MERGER AGREEMENT (the "Agreement") by and among this Corporation, Adoria Communications, LLC, a Delaware limited liability company ("Adoria"), and the sold common stockholder of Adoria, James Balestraci ("Balestraci") providing for the exchange by the Corporation of a non-dilutive 100% interest in Adoria in exchange for $1,500,000, as follows: $166,666 cash at 30 days from the Closing Date, $166,667 cash at 60 days from the Closing Date, and $166,667 cash at 90 days from the Closing Date; and $1,000,000 in Viper's common stock by issuance of two separate common stock certificates, as follows: (1) 2,000,000 shares of the Company's common stock and (2) 500,000 shares of the Company's common stock (the "Company Common Shares"), both of which will exchanged with Balestraci. The 500,000 Company Common Shares with be subject to certain performance benchmarks, as outlined paragraph 1.2 (b) i; and

          WHEREAS, the board of directors of this Corporation deems it to be in the best interests of the Corporation and its stockholders that the Corporation acquire a non-dilutive 100% interest in Adoria in accordance with the terms and conditions of the Agreement.

RESOLVED, that the form, terms and conditions of the Agreement, as presented to the board of directors, be and they hereby are, in all respects, approved and adopted;

          RESOLVED, FURTHER, that the President of this Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver the Agreement to Adoria and Balestraci with such changes thereto as such officer, in his discretion, deems necessary or desirable;

          RESOLVED, FURTHER, that the officers of the Corporation are further authorized and empowered to execute any other agreements or documents and take any further action necessary in order to enable the Corporation to perform its obligations under the Agreement;

          RESOLVED, FURTHER, that the officers of the Corporation are further authorized and empowered for and on behalf of the Corporation to issue an aggregate of 2,500,000 shares of Common Stock, as identified in Paragraph 1.2 (b) i, herein;

          RESOLVED, FURTHER, that the officers of the Corporation are further authorized and empowered for and on behalf of the Corporation to pay all of the fees and expenses incurred by the Corporation in connection with the negotiation and consummation of the transactions contemplated by the Agreement;

          RESOLVED, FURTHER, that the officers of the Corporation are further authorized and empowered for and on behalf of the Corporation to prepare or cause to be prepared, execute and file the appropriate notice and exemption forms pertaining to the issuance of the Corporation's stock pursuant to the Agreement as required under applicable federal and state securities laws including, but not limited to, Form D pursuant to and in accordance with Regulation D of the Securities Act of 1933.

ELECTION OF DIRECTOR

          RESOLVED, that pursuant to the power conferred on the board of directors of the Corporation by the Corporation's Bylaws, subject to the Agreement and the closing of the transactions contemplated thereby, the board of directors of the Corporation hereby determines that the exact number of authorized directors of the Corporation shall be five (5), effective immediately until such time as the number is changed in accordance with the Corporation's Bylaws.

          RESOLVED, FURTHER, that James Balestraci is hereby elected to serve as a director of the Corporation, his term of office to commence immediately and continue until his successor is duly elected and qualified.

OMNIBUS RESOLUTIONS

          RESOLVED, that the appropriate officers of the Corporation are hereby authorized, empowered and directed to do or cause to be done any and all such further acts and things, to execute any and all such further documents as they may deem necessary or advisable to effect the provisions of the Agreement and to carry out the intent and accomplish the purposes of the foregoing resolutions.

          RESOLVED, FURTHER, that the authority given hereunder shall be deemed retroactive and any and all acts authorized hereunder performed prior to the passage of these resolutions are hereby ratified and affirmed.

          This Unanimous Written Consent may be executed in one or more counterparts, each of which shall be an original and all of which together shall be one and the same instrument. This Unanimous Written Consent shall be filed in the Minute Book of this Corporation and become a part of the records of this Corporation.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent effective as of January 30, 2004.

____________________________________ John Castiglione

____________________________________ Jason Sunstein

____________________________________ Stephen Young

____________________________________ Ronald Weaver

____________________________________ Farid Shouekani

EXHIBIT E

FORM OF ADORIA OFFICERS CERTIFICATE

The undersigned hereby certifies to the Viper Networks, Inc. ("Viper") that:
	1.	I am the duly elected and acting President of Adoria Communications, LLC, a Delaware limited liability company ("Adoria").
	2.	This Officer's Certificate is being delivered to the Viper pursuant to Sections 2.3(a) and 8.2(b) of the Agreement.
3.

All of the representations and warranties of Adoria made in the Agreement are true and correct in all material respects on and as of the date hereof as though such representations and warranties had been made or given on and as of the date hereof.

4.

Adoria has performed and complied in all material respects with all of the covenants and agreements made in the Agreement to be performed by or complied with by the Company on or prior to the date hereof.

Executed effective as of January 30, 2004.

__________________________________________ James Balestraci, President

EXHIBIT F

FORM OF ADORIA RESOLUTIONS

WRITTEN CONSENT OF DIRECTORS AND SHAREHOLDERS OF ADORIA COMMUNICATIONS, LLC

          Pursuant to the provisions of the General Corporation Law of California, the undersigned being all the shareholders and directors of Adoria Communications, LLC (the "Corporation"), a Delaware limited liability company entitled to vote upon the following resolutions as if the same had been submitted at a formal meeting of the shareholders and directors of the Corporation duly called and held for the purpose of acting upon such resolutions, does hereby adopt such resolutions to the same extent and to have the same force and effect as it adopted by unanimous vote at a formal meeting of the shareholders and directors of the Corporation duly called and held for the purpose of acting upon proposals to adopt such resolutions.

1.	Approval of SECURITIES MERGER AGREEMENT
NOW, THEREFORE, IT IS HEREBY

          RESOLVED, that the form, terms and provisions of the SECURITIES MERGER AGREEMENT dated on or about January 30, 2004 by and between Corporation and Viper Networks, Inc., a Utah Corporation (the "Agreement"), a copy of which has been reviewed by the undersigned Directors and Shareholders, be and they hereby are, in all respects approved; and it is further

          RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation to do or cause to be done all such further acts and things and to take or cause to be taken and any and all such further actions and to make, execute and deliver or cause to be made, executed and delivered any and all such documents, agreements, instruments, certificates, press releases. Filings with governmental agencies and undertakings as each such officer may deem necessary or advisable to carry into effect the purposes and intent of the foregoing resolution and the transactions contemplated thereby, and to perform or cause to be performed any agreement related thereto and any other agreement referred to herein or contemplated or authorized hereby, and it is further

          RESOLVED, that any and all actions heretofore or hereafter taken by any officer, agent or employee of the Corporation within the terms of the foregoing resolutions be and they, hereby are ratified, confirmed, authorized and approved as the deed of the Corporation, and further

          RESOLVED, that the Secretary and Assistant Secretary of the Corporation be and each of them is hereby authorized and empowered to certify as to all matters pertaining to the acts, transactions or agreements contemplated in the foregoing resolutions.

____________________________________ James Balestraci

____________________________________ All the Directors and Shareholders of Adoria Communications, LLC.

EXHIBIT G

LIST OF ASSETS OF SELLER

TBD

CERTIFIED: ____________________________ James Balestraci, President